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                                                                    EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ENERGY BIOSYSTEMS CORPORATION


               Energy BioSystems Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies:

               FIRST: That the Board of Directors of the Corporation by written consent adopted resolutions approving the following amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation:

               Now, therefore, be it RESOLVED, that Article FIRST of the Corporation's Amended and Restated Certificate of Incorporation be amended, effective at 8:00 am (Eastern Daylight Time) on June 9, 2000, to read in its entirety as follows:

               "FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is Enchira Biotechnology Corporation."

               SECOND: That at the annual meeting of the stockholders of the Corporation on June 8, 2000, a majority of the stockholders of the Corporation voted in favor of such amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Paul G. Brown, III, its Vice President, Finance and Administration, Chief Financial Officer and Secretary, this 8th day of June, 2000.

                                   ENERGY BIOSYSTEMS CORPORATION



                                   By:    /s/ Paul G. Brown, III
                                          ----------------------------------
                                             Paul G. Brown, III
                                             Vice President, Finance and
                                             Administration, Chief Financial
                                             Officer and Secretary